THOMPSON       ATLANTA       CINCINNATI       COLUMBUS       NEW YORK
 HINE       BRUSSELS       CLEVELAND       DAYTON       WASHINGTON, D.C.

April 27, 2007

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio 45247

Re:     Johnson Mutual Funds Trust, Files Nos. 33-52970 and 811-7254

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 20 to the Johnson Mutual Funds Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 22 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours, /s/ THOMPSON HINE LLP